Exhibit 1.2

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Amended and Restated Pricing Agreement

August 6, 2025

Barclays Capital Inc.

As representative of the several Underwriters

 named in Schedule I (the “Representative”)

Ladies and Gentlemen:

Barclays PLC (the “Company”) proposes to issue $1,500,000,000 aggregate principal amount of 4.476% Fixed-to-Floating Rate Senior Callable Notes due 2029 (the “2029 notes”), $1,250,000,000 aggregate principal amount of 5.860% Fixed-to-Floating Rate Senior Callable Notes due 2046 (the “2046 notes” and, together with the 2029 notes, the “fixed-to-floating rate notes”) and $500,000,000 aggregate principal amount of Floating Rate Senior Callable Notes due 2029 (the “floating rate notes” and, together with the fixed-to-floating rate notes, the “notes”). Each of the Underwriters hereby undertakes to purchase at the subscription price set forth in Schedule II hereto, the amount of notes set forth opposite the name of such Underwriter in Schedule I-A, I-B and/or I-C hereto, such payment to be made at the Time of Delivery set forth in Schedule II hereto. The obligations of the Underwriters hereunder are several but not joint.

Each of the provisions of the Underwriting Agreement—Standard Provisions, dated March 3, 2021 (the “Underwriting Agreement”), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except as amended herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Prospectus and also a representation and warranty as of the date of this Agreement in relation to the Prospectus as amended or supplemented relating to the notes.

Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address referred to in such Section 14 is set forth in Schedule II hereto.

Section 2(a) of the Underwriting Agreement is hereby amended to replace “File No. 333-253693” by “File No. 333-277578” in the first sentence thereof.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

The Applicable Time for purposes of this Amended and Restated Pricing Agreement is 5:10 p.m. New York time on August 4, 2025. Each “free writing prospectus” as defined in Rule

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405 under the Securities Act for which each party hereto has received consent to use in accordance with Section 7 of the Underwriting Agreement is listed in Schedule III hereto and is attached as Exhibit A, Exhibit B and Exhibit C hereto.

If the foregoing is in accordance with your understanding, please sign and return to us the counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters on the one hand and the Company on the other.

[Signature Page Follows]

Very truly yours,

BARCLAYS PLC

/s/ Stuart Frith
Name: Stuart Frith
Title: Director, Capital Markets Execution

Accepted as of the date hereof at New York, New York

On behalf of itself and each of the other Underwriters

BARCLAYS CAPITAL INC.

/s/ Thomas Mclntosh
Name: Thomas Mclntosh
Title: Managing Director

[Signature Page to Senior Pricing Agreement]

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SCHEDULE I-A

Underwriters	Principal Amount of the 2029 notes
Barclays Capital Inc.	$1,005,000,000
Capital One Securities, Inc.	$30,000,000
Citigroup Global Markets Inc.	$30,000,000
Credit Agricole Securities (USA) Inc.	$30,000,000
J.P. Morgan Securities LLC	$30,000,000
MUFG Securities Americas Inc.	$30,000,000
PNC Capital Markets LLC	$30,000,000
RBC Capital Markets, LLC	$30,000,000
Scotia Capital (USA) Inc.	$30,000,000
SMBC Nikko Securities America, Inc.	$30,000,000
Truist Securities, Inc.	$30,000,000
U.S. Bancorp Investments, Inc.	$30,000,000
UBS Securities LLC	$30,000,000
AmeriVet Securities, Inc.	$15,000,000
Australia and New Zealand Banking Group Limited	$15,000,000
Banco de Sabadell, S.A.	$15,000,000
Bancroft Capital LLC	$15,000,000
CastleOak Securities, L.P.	$15,000,000
DZ Financial Markets LLC	$15,000,000
MFR Securities, Inc.	$15,000,000
Rabo Securities USA, Inc.	$15,000,000
SEB Securities, Inc.	$15,000,000
Total	$1,500,000,000

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SCHEDULE I-B

Underwriters	Principal Amount of the 2046 notes
Barclays Capital Inc.	$931,250,000
BBVA Securities Inc.	$12,500,000
BMO Capital Markets Corp.	$12,500,000
CaixaBank, S.A.	$12,500,000
CIBC World Markets Corp.	$12,500,000
Danske Markets Inc.	$12,500,000
Deutsche Bank Securities Inc.	$12,500,000
Erste Group Bank AG	$12,500,000
ING Financial Markets LLC	$12,500,000
Lloyds Bank Corporate Markets plc	$12,500,000
Mizuho Securities USA LLC	$12,500,000
Nomura Securities International, Inc.	$12,500,000
Nordea Bank Abp	$12,500,000
Santander US Capital Markets LLC	$12,500,000
Standard Chartered Bank	$12,500,000
Swedbank AB (publ)	$12,500,000
TD Securities (USA) LLC	$12,500,000
Wells Fargo Securities, LLC	$12,500,000
Academy Securities, Inc.	$6,250,000
Blaylock Van, LLC	$6,250,000
Citizens JMP Securities, LLC	$6,250,000
Desjardins Securities Inc.	$6,250,000
Drexel Hamilton, LLC	$6,250,000
Great Pacific Securities	$6,250,000
KeyBanc Capital Markets Inc.	$6,250,000
Mischler Financial Group, Inc.	$6,250,000
Morgan Stanley & Co. LLC	$6,250,000
nabSecurities, LLC	$6,250,000
National Bank of Canada Financial Inc.	$6,250,000
R. Seelaus & Co., LLC	$6,250,000
Regions Securities LLC	$6,250,000
Roberts & Ryan, Inc.	$6,250,000
Samuel A. Ramirez & Company, Inc.	$6,250,000
Telsey Advisory Group LLC	$6,250,000
Tigress Financial Partners LLC	$6,250,000
Total	$1,250,000,000

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SCHEDULE I-C

Underwriters	Principal Amount of the floating rate notes
Barclays Capital Inc.	$335,000,000
Capital One Securities, Inc.	$10,000,000
Citigroup Global Markets Inc.	$10,000,000
Credit Agricole Securities (USA) Inc.	$10,000,000
J.P. Morgan Securities LLC	$10,000,000
MUFG Securities Americas Inc.	$10,000,000
PNC Capital Markets LLC	$10,000,000
RBC Capital Markets, LLC	$10,000,000
Scotia Capital (USA) Inc.	$10,000,000
SMBC Nikko Securities America, Inc.	$10,000,000
Truist Securities, Inc.	$10,000,000
U.S. Bancorp Investments, Inc.	$10,000,000
UBS Securities LLC	$10,000,000
AmeriVet Securities, Inc.	$5,000,000
Australia and New Zealand Banking Group Limited	$5,000,000
Banco de Sabadell, S.A.	$5,000,000
Bancroft Capital LLC	$5,000,000
CastleOak Securities, L.P.	$5,000,000
DZ Financial Markets LLC	$5,000,000
MFR Securities, Inc.	$5,000,000
Rabo Securities USA, Inc.	$5,000,000
SEB Securities, Inc.	$5,000,000
Total	$500,000,000

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SCHEDULE II

Title of Designated Securities:

$1,500,000,000 4.476% Fixed-to-Floating Rate Senior Callable Notes due 2029.

$1,250,000,000 5.860% Fixed-to-Floating Rate Senior Callable Notes due 2046.

$500,000,000 Floating Rate Senior Callable Notes due 2029.

Price to Public:

100.000% of principal amount (for the 2029 notes).

100.000% of principal amount (for the 2046 notes).

100.000% of principal amount (for the floating rate notes).

Subscription Price by Underwriters:

99.750% of principal amount (for the 2029 notes).

99.125% of principal amount (for the 2046 notes).

99.750% of principal amount (for the floating rate notes).

Form of Designated Securities:

Each of the 2029 notes, the 2046 notes and the floating rate notes will be represented by one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company issued pursuant to the Senior Debt Securities Indenture dated January 17, 2018 (as heretofore supplemented and amended) between Barclays PLC and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as amended and supplemented by the Twentieth Supplemental Indenture to be dated on or about August 11, 2025, among Barclays PLC, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as senior debt security registrar.

Securities Exchange, if any:

The New York Stock Exchange.

Maturity Date:

The stated maturity of the principal of the 2029 notes will be November 11, 2029 (the “2029 Notes Maturity Date”).

The stated maturity of the principal of the 2046 notes will be August 11, 2046 (the “2046 Notes Maturity Date”).

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The stated maturity of the principal of the floating rate notes will be November 11, 2029 (the “Floating Rate Notes Maturity Date”).

Fixed-to-Floating Rate Notes Interest Rate:

From (and including) the Issue Date (as defined in the Preliminary Prospectus Supplement (as defined below)) to (but excluding) the 2029 Notes Par Redemption Date (as defined in the Preliminary Prospectus Supplement) (the “2029 Notes Fixed Rate Period”), the 2029 notes will bear interest at a rate of 4.476% per annum.

From (and including) the 2029 Notes Par Redemption Date to (but excluding) the 2029 Notes Maturity Date (the “2029 Notes Floating Rate Period”), the applicable per annum interest rate will be equal to the Benchmark (as defined in the Preliminary Prospectus Supplement, such term subject to the provisions described under “Description of Senior Notes” in the Preliminary Prospectus Supplement) as determined on the applicable Interest Determination Date (as defined in the Preliminary Prospectus Supplement), plus the 2029 Notes Margin (as defined in the Preliminary Prospectus Supplement).

From (and including) the Issue Date to (but excluding) the 2046 Notes Par Redemption Date (as defined in the Preliminary Prospectus Supplement) (the “2046 Notes Fixed Rate Period” and, together with the 2029 Notes Fixed Rate Period, each a “Fixed Rate Period”), the 2046 notes will bear interest at a rate of 5.860% per annum.

From (and including) the 2046 Notes Par Redemption Date to (but excluding) the 2046 Notes Maturity Date (the “2046 Notes Floating Rate Period” and, together with the 2029 Notes Floating Rate Period, each a “Fixed-to-Floating Rate Notes Floating Rate Period”), the applicable per annum interest rate will be equal to the Benchmark (such term subject to the provisions described under “Description of Senior Notes” in the Preliminary Prospectus Supplement) as determined on the applicable Interest Determination Date, plus the 2046 Notes Margin (as defined in the Preliminary Prospectus Supplement).

Floating Rate Notes Interest Rate:

From (and including) the Issue Date, the applicable per annum interest rate on the floating rate notes will be equal to the Benchmark (such term subject to the provisions described under “Description of Senior Notes” in the Preliminary Prospectus Supplement) as determined on the applicable Interest Determination Date, plus the Floating Rate Notes Margin (as defined in the Preliminary Prospectus Supplement).

Fixed-to-Floating Rate Notes Fixed Rate Period Interest Payment Dates:

During the 2029 Notes Fixed Rate Period, interest on the 2029 Notes will be payable semi-annually in arrear on May 11 and November 11 in each year, commencing on May 11, 2026.

During the 2046 Notes Fixed Rate Period, interest on the 2046 Notes will be payable semi-annually in arrear on February 11 and August 11 in each year, commencing on February 11, 2026.

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Fixed-to-Floating Rate Notes Floating Rate Period Interest Payment Dates:

During the 2029 Notes Floating Rate Period, interest on the 2029 notes will be payable quarterly in arrear on February 11, 2029, May 11, 2029, August 11, 2029 and the 2029 Notes Maturity Date.

During the 2046 Notes Floating Rate Period, interest on the 2046 notes will be payable quarterly in arrear on November 11, 2045, February 11, 2046, May 11, 2046 and the 2046 Notes Maturity Date.

Floating Rate Notes Interest Payment Dates:

Interest on the floating rate notes will be payable quarterly in arrear on February 11, May 11, August 11, and November 11 each year, commencing on November 11, 2025 and ending on the Floating Rate Notes Maturity Date.

Fixed-to-Floating Rate Notes Day Count:

30/360, Following, Unadjusted, for each respective Fixed Rate Period.

Actual/360, Modified Following, Adjusted, for each respective Fixed-to-Floating Rate Notes Floating Rate Period.

Floating Rate Notes Day Count:

Actual/360, Modified Following, Adjusted.

Regular Record Dates:

The close of business on the Business Day (as defined in the Preliminary Prospectus Supplement) immediately preceding each Interest Payment Date (as defined in the Preliminary Prospectus Supplement) (or, if the notes are held in definitive form, the close of business on the 15th Business Day preceding each applicable Interest Payment Date).

Sinking Fund Provisions:

No sinking fund provisions.

Optional Redemption:

The notes are redeemable as described under “Description of Senior Notes— Optional Redemption” in the Preliminary Prospectus Supplement, as supplemented by the amended and restated final term sheet for the 2029 notes dated August 6, 2025, the final term sheet for the 2046 notes dated August 4, 2025 and the final term sheet for the floating rate notes dated August 4, 2025.

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Tax Redemption:

The notes are also redeemable as described under “Description of Senior Notes—Tax Redemption” in the Preliminary Prospectus Supplement.

Loss Absorption Disqualification Event Redemption:

The notes are also redeemable as described under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption” in the Preliminary Prospectus Supplement.

Time of Delivery:

August 11, 2025 at 9:30 a.m. New York time.

Specified Funds for Payment of Subscription Price of Designated Securities:

By wire transfer to a bank account specified by the Company in same day funds.

Value Added Tax:

(a) If the Company is obliged to pay any sum to the Underwriters under this Agreement and any value added tax (“VAT”) is properly charged on such amount, the Company shall pay to the Underwriters an amount equal to such VAT on receipt of a valid VAT invoice;

(b) If the Company is obliged to pay a sum to the Underwriters under this Agreement for any fee, cost, charge or expense properly incurred under or in connection with this Agreement (the “Relevant Cost”) and no VAT is payable by the Company in respect of the Relevant Cost under paragraph (a) above, the Company shall pay to the Underwriters an amount which:

(i) if for VAT purposes the Relevant Cost is consideration for a supply of goods or services made to the Underwriters, is equal to any input VAT incurred by the Underwriters on that supply of goods and services, but only if and to the extent that the Underwriters are unable to recover such input VAT from HM Revenue & Customs (whether by repayment or credit) provided, however, that the Underwriters shall reimburse the Company for any amount paid by the Company in respect of irrecoverable input VAT pursuant to this paragraph (i) if and to the extent such input VAT is subsequently recovered from HM Revenue & Customs (whether by repayment or credit);

(ii) if for VAT purposes the Relevant Cost is a disbursement properly incurred by the Underwriters under or in connection with this Agreement as agent on behalf of the Company, is equal to any VAT paid on the Relevant Cost by the Underwriters provided, however, that the Underwriters shall use best endeavors to procure that the actual supplier of the goods or services which the Underwriters received as agent issues a valid VAT invoice to the Company.

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Closing Location:

Linklaters LLP, One Silk Street, London EC2Y 8HQ, United Kingdom.

Name and address of Representative:

Designated Representative: Barclays Capital Inc.

Address for Notices:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Selling Restrictions:

Canada:

Each Underwriter represents, warrants and agrees with the Company, with respect to sales of the notes in Canada, that, directly or indirectly, it shall sell the notes only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

United Kingdom:

Each Underwriter represents, warrants and agrees with the Company that, in connection with the distribution of the notes, directly or indirectly, it: (1) has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (2) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Prohibition of Sales to United Kingdom Retail Investors:

Each Underwriter represents, warrants and agrees with the Company that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

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(i)

a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA.

Prohibition of Sales to European Economic Area Retail Investors:

Each Underwriter represents, warrants and agrees with the Company that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Hong Kong:

Each Underwriter represents, warrants and agrees that:

(i)

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than to (a) “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

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Japan:

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”). Accordingly, each Underwriter represents and agrees that it has not offered or sold and undertakes that it will not offer or sell any notes directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the FIEA and other relevant laws and regulations of Japan. As used in this paragraph, “resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore:

Each Underwriter acknowledges that the prospectus supplement and the Base Prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter represents, warrants and agrees that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus supplement and the Base Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Taiwan:

The offering, sale, resale and distribution of the Designated Securities have not been and will not be approved by or registered with the Financial Supervisory Commission of Taiwan (“FSC”), Securities and Futures Bureau (“SFB”) under the FSC, other regulatory authority, or authorized organization in Taiwan, the Republic of China (“Taiwan”) pursuant to the applicable securities/financial laws, and/or any regulatory rules or rulings (“applicable laws”), and thus the Designated Securities cannot be offered, sold, resold or distributed in Taiwan. Each Underwriter represents, warrants and agrees with the Company that it has not offered, sold, resold, distributed or otherwise made available and will not offer, sell, resell, distribute or otherwise make available any Designated Securities within Taiwan through a public offering, private placement, sale, distribution, or in circumstances which constitute an offer, private placement, sale, or distribution under any of the applicable laws that requires a notification, registration or filing with or the approval of the FSC, SFB, other regulatory authority, and/or authorized organization of Taiwan. Each Underwriter further represents, warrants and agrees with the Company that no person or entity in Taiwan is authorized to offer, solicit, market, sell, resell, distribute, or otherwise

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make available any Designated Securities or the provision of information relating to the prospectus supplement and the Base Prospectus.

Other Terms and Conditions:

As set forth in the prospectus supplement dated August 4, 2025 relating to the notes (the “Preliminary Prospectus Supplement”), incorporating the prospectus dated March 1, 2024 (the “Base Prospectus”).

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SCHEDULE III

Issuer Free Writing Prospectus:

Amended and Restated Final Term Sheet for the 2029 notes, dated August 6, 2025, attached hereto as Exhibit A.

Final Term Sheet for the 2046 notes, dated August 4, 2025, attached hereto as Exhibit B.

Final Term Sheet for the floating rate notes, dated August 4, 2025, attached hereto as Exhibit C.

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EXHIBIT A

Amended and Restated Final Term Sheet for the $1,500,000,000 4.476% Fixed-to-Floating Rate Senior Callable Notes due 2029

Free Writing Prospectus Filed pursuant to Rule 433 Registration Statement No. 333-277578

$1,500,000,000 4.476% Fixed-to-Floating Rate Senior Callable Notes due 2029

Barclays PLC

Amended and Restated Pricing Term Sheet, Dated August 6, 2025

Explanatory Note: This pricing term sheet has been amended and restated for the sole purpose of correcting the interest rate applicable to the 2029 notes (as defined below) during the 2029 Notes Fixed Rate Period (as defined below) and supersedes the pricing term sheet filed with the SEC (as defined below) on August 5, 2025.

PRICING TERM SHEET

Issuer:	Barclays PLC (the “Issuer”)

Notes:	$1,500,000,000 4.476% Fixed-to-Floating Rate Senior Callable Notes due 2029 (the “2029 notes”)

Expected Issue Ratings[1]:	Baa1 (Moody’s) / BBB+ (S&P) / A (Fitch)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	$1,500,000,000

Trade Date:	August 4, 2025

Settlement Date:	August 11, 2025 (T+5) (the “Issue Date”)

Maturity Date:	November 11, 2029 (the “2029 Notes Maturity Date”)

Fixed Rate Period Coupon:	From (and including) the Issue Date to (but excluding) the 2029 Notes Par Redemption Date (as defined below) (the “2029 Notes Fixed Rate Period”), the 2029 notes will bear interest at a rate of 4.476% per annum.

Floating Rate Period Coupon:	From (and including) the 2029 Notes Par Redemption Date to (but excluding) the 2029 Notes Maturity Date (the “2029 Notes Floating Rate Period”), the applicable per annum interest rate will be equal to the Benchmark (as defined below, such term subject to the provisions described under “Description of Senior Notes” in the Preliminary Prospectus Supplement) as determined on the applicable Interest Determination Date (as defined below), plus the 2029 Notes Margin (as defined below) (the “2029 Notes Floating Interest Rate”). The 2029 Notes Floating Interest Rate will be calculated quarterly on each Interest Determination Date.

During the 2029 Notes Floating Rate Period, each interest period on the 2029 notes will begin on (and include) a 2029 Notes Floating Rate Period Interest Payment Date (as defined below) and end on (but exclude) the next succeeding 2029 Notes Floating Rate Period Interest Payment Date (each, a “2029 Notes Floating Rate Interest Period”); provided that the first 2029 Notes Floating Rate Interest Period will begin on (and include) the 2029 Notes Par Redemption Date and will end on (but exclude) the first 2029 Notes Floating Rate Period Interest Payment Date.

Par Redemption Date:	November 11, 2028 (the “2029 Notes Par Redemption Date”)

Fixed Rate Period Interest Payment Dates:	During the 2029 Notes Fixed Rate Period, interest will be payable semi-annually in arrear on May 11 and November 11 in each year, from (and including) May 11, 2026 (first long interest period) up to (and including) the 2029 Notes Par Redemption Date.

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Floating Rate Period Interest Payment Dates:	During the 2029 Notes Floating Rate Period, interest will be payable quarterly in arrear on February 11, 2029, May 11, 2029, August 11, 2029, and the 2029 Notes Maturity Date (each, a “2029 Notes Floating Rate Period Interest Payment Date”).

Interest Determination Dates:	The second USGS Business Day preceding the applicable Floating Rate Period Interest Payment Date (each, an “Interest Determination Date”).

Benchmark:	Compounded Daily SOFR (calculated as described under “Description of Senior Notes—Calculation of the Benchmark” in the Preliminary Prospectus Supplement), subject to the Benchmark Transition Provisions.

Day Count:	30/360, Following, Unadjusted, for the 2029 Notes Fixed Rate Period. Actual/360, Modified Following, Adjusted, for the 2029 Notes Floating Rate Period.

Business Days:	Any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or in the City of New York, United States.

Preliminary Prospectus Supplement:	Preliminary Prospectus Supplement dated August 4, 2025 (the “Preliminary Prospectus Supplement,” incorporating the Prospectus dated March 1, 2024 relating to the 2029 notes (the “Base Prospectus”)). If there is any discrepancy or contradiction between this Pricing Term Sheet and the Preliminary Prospectus Supplement, this Pricing Term Sheet shall prevail.

U.K. Bail-in Power Acknowledgement:	Yes. See the section entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement and “Description of Debt Securities— Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Base Prospectus.

Ranking:	The ranking of the 2029 notes is described under “Description of Senior Notes—Ranking” in the Preliminary Prospectus Supplement.

Optional Redemption:	The Issuer may, at its option, redeem (i) the 2029 notes in whole or in part, pursuant to the 2029 Notes Make-Whole Redemption at any time on or after February 11, 2026 to (but excluding) the 2029 Notes Par Redemption Date; and/or (ii) the 2029 notes then outstanding, in whole but not in part, on the 2029 Notes Par Redemption Date, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the 2029 notes to be redeemed to (but excluding) the redemption date, on the terms and subject to the provisions set forth in the Preliminary Prospectus Supplement under “Description of Senior Notes—Optional Redemption.”

For purposes of the 2029 Notes Make-Whole Redemption, the 2029 Notes Discount Factor is 15 bps.

Tax Redemption:	The 2029 notes are also redeemable as described under “Description of Senior Notes—Tax Redemption” in the Preliminary Prospectus Supplement.

Loss Absorption Disqualification Event Redemption:	The 2029 notes are also redeemable as described under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption” in the Preliminary Prospectus Supplement.

Margin:	108 bps (the “2029 Notes Margin”)

Benchmark Treasury:	UST 3.875% due July 15, 2028

Spread to Benchmark Treasury:	83 bps

Reoffer Yield:	4.470%

Price to Public:	100.000%

Underwriting Discount:	0.250%

Net Proceeds:	$1,496,250,000

Sole Bookrunner:	Barclays Capital Inc.

Senior Co-Managers:	Capital One Securities, Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., Truist Securities, Inc., UBS Securities LLC, U.S. Bancorp Investments, Inc.

Co-Managers:	AmeriVet Securities, Inc., Australia and New Zealand Banking Group Limited, Banco de Sabadell, S.A., Bancroft Capital LLC, CastleOak Securities, L.P., DZ Financial Markets LLC, MFR Securities, Inc., Rabo Securities USA, Inc., SEB Securities, Inc.

Risk Factors:	An investment in the 2029 notes involves risks. See “Risk Factors” section beginning on page S-25 of the Preliminary Prospectus Supplement.

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof.

ISIN/CUSIP:	US06738EDD40 / 06738E DD4

Legal Entity Identifier (“LEI”) Code:	213800LBQA1Y9L22JB70

Settlement:	The Depository Trust Company; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-277578) and to be issued pursuant to the Senior Debt Securities Indenture dated January 17, 2018 (as heretofore supplemented and amended), between the Issuer and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as amended and supplemented by the Twentieth Supplemental Indenture, to be entered into on or about the Issue Date, between the Issuer, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as senior debt security registrar.

Listing:	We will apply to list the 2029 notes on the New York Stock Exchange.

Calculation Agent:	The Bank of New York Mellon, New York, or its successor appointed by the Issuer.

Governing Law:	New York law, except for the waiver of set-off provisions which will be governed by English law.

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including the Base Prospectus) and the Preliminary Prospectus Supplement with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Base Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the Base Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling +1-888-603-5847.

It is expected that delivery of the 2029 notes will be made, against payment for the 2029 notes, on or about August 11, 2025, which will be the fifth (5th) business day in the United States following the date of pricing of the 2029 notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of 2029 notes in the secondary market generally are required to settle within one (1) business day (T+1), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers who wish to trade the 2029 notes on any day prior to the business day before delivery will be required, by virtue of the fact that the 2029 notes initially will not settle on T+1, to specify any alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the 2029 notes who wish to make such trades should consult their own advisors.

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any offers or sales of any 2029 notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

Execution version

EXHIBIT B

Final Term Sheet for the $1,250,000,000 5.860% Fixed-to-Floating Rate Senior Callable Notes due 2046

Free Writing Prospectus Filed pursuant to Rule 433 Registration Statement No. 333-277578

$1,250,000,000 5.860% Fixed-to-Floating Rate Senior Callable Notes due 2046

Barclays PLC

PRICING TERM SHEET

Issuer:	Barclays PLC (the “Issuer”)

Notes:	$1,250,000,000 5.860% Fixed-to-Floating Rate Senior Callable Notes due 2046 (the “2046 notes”)

Expected Issue Ratings[1]:	Baa1 (Moody’s) / BBB+ (S&P) / A (Fitch)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	$1,250,000,000

Trade Date:	August 4, 2025

Settlement Date:	August 11, 2025 (T+5) (the “Issue Date”)

Maturity Date:	August 11, 2046 (the “2046 Notes Maturity Date”)

Fixed Rate Period Coupon:	From (and including) the Issue Date to (but excluding) the 2046 Notes Par Redemption Date (as defined below) (the “2046 Notes Fixed Rate Period”), the 2046 notes will bear interest at a rate of 5.860% per annum.

Floating Rate Period Coupon:	From (and including) the 2046 Notes Par Redemption Date to (but excluding) the 2046 Notes Maturity Date (the “2046 Notes Floating Rate Period”), the applicable per annum interest rate will be equal to the Benchmark (as defined below, such term subject to the provisions described under “Description of Senior Notes” in the Preliminary Prospectus Supplement) as determined on the applicable Interest Determination Date (as defined below), plus the 2046 Notes Margin (as defined below) (the “2046 Notes Floating Interest Rate”). The 2046 Notes Floating Interest Rate will be calculated quarterly on each Interest Determination Date.

During the 2046 Notes Floating Rate Period, each interest period on the 2046 notes will begin on (and include) a 2046 Notes Floating Rate Period Interest Payment Date (as defined below) and end on (but exclude) the next succeeding 2046 Notes Floating Rate Period Interest Payment Date (each, a “2046 Notes Floating Rate Interest Period”); provided that the first 2046 Notes Floating Rate Interest Period will begin on (and include) the 2046 Notes Par Redemption Date and will end on (but exclude) the first 2046 Notes Floating Rate Period Interest Payment Date.

Par Redemption Date:	August 11, 2045 (the “2046 Notes Par Redemption Date”)

Fixed Rate Period Interest Payment Dates:	During the 2046 Notes Fixed Rate Period, interest will be payable semi- annually in arrear on February 11 and August 11 in each year, from (and including) February 11, 2026 up to (and including) the 2046 Notes Par Redemption Date.

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

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Floating Rate Period Interest Payment Dates:	During the 2046 Notes Floating Rate Period, interest will be payable quarterly in arrear on November 11, 2045, February 11, 2046, May 11, 2046, and the 2046 Notes Maturity Date (each, a “2046 Notes Floating Rate Period Interest Payment Date”).

Interest Determination Dates:	The second USGS Business Day preceding the applicable Floating Rate Period Interest Payment Date (each, an “Interest Determination Date”).

Benchmark:	Compounded Daily SOFR (calculated as described under “Description of Senior Notes—Calculation of the Benchmark” in the Preliminary Prospectus Supplement), subject to the Benchmark Transition Provisions.

Day Count:	30/360, Following, Unadjusted, for the 2046 Notes Fixed Rate Period. Actual/360, Modified Following, Adjusted, for the 2046 Notes Floating Rate Period.

Business Days:	Any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or in the City of New York, United States.

Preliminary Prospectus Supplement:	Preliminary Prospectus Supplement dated August 4, 2025 (the “Preliminary Prospectus Supplement,” incorporating the Prospectus dated March 1, 2024 relating to the 2046 notes (the “Base Prospectus”)). If there is any discrepancy or contradiction between this Pricing Term Sheet and the Preliminary Prospectus Supplement, this Pricing Term Sheet shall prevail.

U.K. Bail-in Power Acknowledgement:	Yes. See the section entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement and “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Base Prospectus.

Ranking:	The ranking of the 2046 notes is described under “Description of Senior Notes—Ranking” in the Preliminary Prospectus Supplement.

Optional Redemption:	The Issuer may, at its option, redeem (i) the 2046 notes in whole or in part, pursuant to the 2046 Notes Make-Whole Redemption at any time on or after February 11, 2026 to (but excluding) the 2046 Notes Par Redemption Date; and/or (ii) the 2046 notes then outstanding, in whole but not in part, on the 2046 Notes Par Redemption Date, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the 2046 notes to be redeemed to (but excluding) the redemption date, on the terms and subject to the provisions set forth in the Preliminary Prospectus Supplement under “Description of Senior Notes—Optional Redemption.”

For purposes of the 2046 Notes Make-Whole Redemption, the 2046 Notes Discount Factor is 20 bps.

Tax Redemption:	The 2046 notes are also redeemable as described under “Description of Senior Notes—Tax Redemption” in the Preliminary Prospectus Supplement.

Loss Absorption Disqualification Event Redemption:	The 2046 notes are also redeemable as described under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption” in the Preliminary Prospectus Supplement.

Margin:	183 bps (the “2046 Notes Margin”)

Benchmark Treasury:	UST 5.000% due May 15, 2045

Spread to Benchmark Treasury:	110 bps

Reoffer Yield:	5.860%

Price to Public:	100.000%

Underwriting Discount:	0.875%

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Net Proceeds:	$1,239,062,500

Sole Bookrunner:	Barclays Capital Inc.

Senior Co-Managers:	BBVA Securities Inc., BMO Capital Markets Corp., CaixaBank, S.A., CIBC World Markets Corp., Danske Markets Inc., Deutsche Bank Securities Inc., Erste Group Bank AG, ING Financial Markets LLC, Lloyds Bank Corporate Markets plc, Mizuho Securities USA LLC, Nomura Securities International, Inc., Nordea Abp, Santander US Capital Markets LLC, Standard Chartered Bank, Swedbank AB (publ), TD Securities (USA) LLC, Wells Fargo Securities, LLC

Co-Managers:	Academy Securities, Inc., Blaylock Van, LLC, Citizens JMP Securities, LLC, Desjardins Securities Inc., Drexel Hamilton, LLC, Great Pacific Securities, KeyBanc Capital Markets Inc., Mischler Financial Group, Inc., Morgan Stanley & Co. LLC, nabSecurities, LLC, National Bank of Canada Financial Inc., R. Seelaus & Co., LLC, Regions Securities LLC, Roberts & Ryan, Inc., Samuel A. Ramirez & Company, Inc., Telsey Advisory Group LLC, Tigress Financial Partners LLC

Risk Factors:	An investment in the 2046 notes involves risks. See “Risk Factors” section beginning on page S-25 of the Preliminary Prospectus Supplement.

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof.

ISIN/CUSIP:	US06738EDE23/06738E DE2

Legal Entity Identifier (“LEI”) Code:	213800LBQA1Y9L22JB70

Settlement:	The Depository Trust Company; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-277578) and to be issued pursuant to the Senior Debt Securities Indenture dated January 17, 2018 (as heretofore supplemented and amended), between the Issuer and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as amended and supplemented by the Twentieth Supplemental Indenture, to be entered into on or about the Issue Date, between the Issuer, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as senior debt security registrar.

Listing:	We will apply to list the 2046 notes on the New York Stock Exchange.

Calculation Agent:	The Bank of New York Mellon, New York, or its successor appointed by the Issuer.

Governing Law:	New York law, except for the waiver of set-off provisions which will be governed by English law.

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including the Base Prospectus) and the Preliminary Prospectus Supplement with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Base Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the Base Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling +1-888-603-5847.

It is expected that delivery of the 2046 notes will be made, against payment for the 2046 notes, on or about August 11, 2025, which will be the fifth (5th) business day in the United States following the date of pricing of the 2046 notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of 2046 notes in the secondary market generally are required to settle within one (1) business day (T+1), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers who wish to trade the 2046 notes on any day prior to the business day before delivery will be required, by virtue of the fact that the 2046 notes initially will not settle on T+1, to specify any alternate

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settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the 2046 notes who wish to make such trades should consult their own advisors.

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any offers or sales of any 2046 notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

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Execution version

EXHIBIT C

Final Term Sheet for the $500,000,000 Floating Rate Senior Callable Notes due 2029

Free Writing Prospectus Filed pursuant to Rule 433 Registration Statement No. 333-277578

$500,000,000 Floating Rate Senior Callable Notes due 2029

Barclays PLC

PRICING TERM SHEET

Issuer:	Barclays PLC (the “Issuer”)

Notes:	$500,000,000 Floating Rate Senior Callable Notes due 2029 (the “floating rate notes”)

Expected Issue Ratings[1]:	Baa1 (Moody’s) / BBB+ (S&P) / A (Fitch)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	$500,000,000

Trade Date:	August 4, 2025

Settlement Date:	August 11, 2025 (T+5) (the “Issue Date”)

Maturity Date:	November 11, 2029 (the “Floating Rate Notes Maturity Date”)

Interest Rate:	From (and including) the Issue Date, the applicable per annum interest rate will be equal to the Benchmark (as defined below, such term subject to the provisions described under “Description of Senior Notes” in the Preliminary Prospectus Supplement) as determined on the applicable Interest Determination Date (as defined below), plus the Floating Rate Notes Margin (as defined below) (the “Floating Rate Notes Interest Rate”). The Floating Rate Notes Interest Rate will be calculated quarterly on each Interest Determination Date.

Interest Periods:	Each interest period on the floating rate notes will begin on (and include) a Floating Rate Notes Interest Payment Date (as defined below) and end on (but exclude) the next succeeding Floating Rate Notes Interest Payment Date (each, a “Floating Rate Notes Interest Period”); provided that the first Floating Rate Notes Interest Period will begin on (and include) the Issue Date and will end on (but exclude) the first Floating Rate Notes Interest Payment Date.

Par Redemption Date:	November 11, 2028 (the “Floating Rate Notes Par Redemption Date”)

Interest Payment Dates:	Interest will be payable quarterly in arrear on February 11, May 11, August 11 and November 11 each year (each, a “Floating Rate Notes Interest Payment Date”), commencing on November 11, 2025 and ending on the Floating Rate Notes Maturity Date.

Interest Determination Dates:	The second USGS Business Day preceding the applicable Floating Rate Notes Interest Payment Date (each, an “Interest Determination Date”).

Benchmark:	Compounded Daily SOFR (calculated as described under “Description of Senior Notes—Calculation of the Benchmark” in the Preliminary Prospectus Supplement), subject to the Benchmark Transition Provisions.

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

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Day Count:	Actual/360, Modified Following, Adjusted.

Business Days:	Any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or in the City of New York, United States.

Preliminary Prospectus Supplement:	Preliminary Prospectus Supplement dated August 4, 2025 (the “Preliminary Prospectus Supplement,” incorporating the Prospectus dated March 1, 2024 relating to the floating rate notes (the “Base Prospectus”)). If there is any discrepancy or contradiction between this Pricing Term Sheet and the Preliminary Prospectus Supplement, this Pricing Term Sheet shall prevail.

U.K. Bail-in Power Acknowledgement:	Yes. See the section entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement and “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Base Prospectus.

Ranking:	The ranking of the floating rate notes is described under “Description of Senior Notes—Ranking” in the Preliminary Prospectus Supplement.

Optional Redemption:	The Issuer may, at its option, redeem the floating rate notes then outstanding, in whole but not in part, on the Floating Rate Notes Par Redemption Date, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the floating rate notes to be redeemed to (but excluding) the redemption date, on the terms and subject to the provisions set forth in the Preliminary Prospectus Supplement under “Description of Senior Notes—Optional Redemption.”

Tax Redemption:	The floating rate notes are also redeemable as described under “Description of Senior Notes—Tax Redemption” in the Preliminary Prospectus Supplement.

Loss Absorption Disqualification Event Redemption:	The floating rate notes are also redeemable as described under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption” in the Preliminary Prospectus Supplement.

Margin:	108 bps (the “Floating Rate Notes Margin”)

Price to Public:	100.000%

Underwriting Discount:	0.250%

Net Proceeds:	$498,750,000

Sole Bookrunner:	Barclays Capital Inc.

Senior Co-Managers:	Capital One Securities, Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., Truist Securities, Inc., UBS Securities LLC, U.S. Bancorp Investments, Inc.

Co-Managers:	AmeriVet Securities, Inc., Australia and New Zealand Banking Group Limited, Banco de Sabadell, S.A., Bancroft Capital LLC, CastleOak Securities, L.P., DZ Financial Markets LLC, MFR Securities, Inc., Rabo Securities USA, Inc., SEB Securities, Inc.

Risk Factors:	An investment in the floating rate notes involves risks. See “Risk Factors” section beginning on page S-25 of the Preliminary Prospectus Supplement.

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof.

ISIN/CUSIP:	US06738EDF97/06738E DF9

Legal Entity Identifier (“LEI”) Code:	213800LBQA1Y9L22JB70

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Settlement:	The Depository Trust Company; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-277578) and to be issued pursuant to the Senior Debt Securities Indenture dated January 17, 2018 (as heretofore supplemented and amended), between the Issuer and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as amended and supplemented by the Twentieth Supplemental Indenture, to be entered into on or about the Issue Date, between the Issuer, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as senior debt security registrar.

Listing:	We will apply to list the floating rate notes on the New York Stock Exchange.

Calculation Agent:	The Bank of New York Mellon, New York, or its successor appointed by the Issuer.

Governing Law:	New York law, except for the waiver of set-off provisions which will be governed by English law.

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including the Base Prospectus) and the Preliminary Prospectus Supplement with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Base Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the Base Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling +1-888-603-5847.

It is expected that delivery of the floating rate notes will be made, against payment for the floating rate notes, on or about August 11, 2025, which will be the fifth (5th) business day in the United States following the date of pricing of the floating rate notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of floating rate notes in the secondary market generally are required to settle within one (1) business day (T+1), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers who wish to trade the floating rate notes on any day prior to the business day before delivery will be required, by virtue of the fact that the floating rate notes initially will not settle on T+1, to specify any alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the floating rate notes who wish to make such trades should consult their own advisors.

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any offers or sales of any floating rate notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

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